UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously reported, in connection with the proposed acquisition by Global Payments Inc. (the “Company”) of Heartland Payment Systems, Inc. (“Heartland”), on January 8, 2016, the Company entered into an amended and restated debt commitment letter with Bank of America, N.A. (“Bank of America”) and certain additional financial institutions (the “Amended and Restated Debt Commitment Letter”). On February 26, 2016, as contemplated by the Amended and Restated Debt Commitment Letter, the Company and certain wholly owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, entered into the First Amendment to (i) the Second Amended and Restated Term Loan Agreement (the “Term Loan Agreement”) and (ii) the Second Amended and Restated Credit Agreement (the “Revolving Credit Facility Agreement” and, together with the Term Loan Agreement, the “Existing Credit Agreements”), each with Bank of America, as administrative agent (the “Administrative Agent”), and a syndicate of financial institutions, as lenders and other agents (the “Amended Credit Facility Agreement”). The Amended Credit Facility Agreement amended, restated and combined the Existing Credit Agreements, each dated July 31, 2015 and the corresponding guarantees thereof.
The Amended Credit Facility Agreement provides for (i) a $1.75 billion term loan facility (the “Term Loan Facility”), (ii) a $1.25 billion revolving credit facility (the “Revolving Credit Facility”) and (iii) a new $685 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Term Loan Facility and the Revolving Credit Facility, the “Credit Facilities”). The available borrowings under the Revolving Credit Facility may be increased, at the Company’s option, by up to an additional $250 million, subject to the Company’s receipt of increased or new commitments from lenders and the satisfaction of certain conditions. The Term Loan Facility and the Delayed Draw Term Loan Facility mature in July 2020, and the Revolving Credit Facility Agreement also expires in July 2020. The Amended Credit Facility Agreement allows for the addition of approximately $1.095 billion of term B loans (the “Heartland Incremental Term B Loan Facility”) in connection with the Company’s proposed acquisition of Heartland, resulting in total financing of approximately $4.78 billion as contemplated in the Amended and Restated Debt Commitment Letter. Pricing and certain other terms with respect to the term loans under the Heartland Incremental Term B Loan Facility will be set forth in the applicable joinder agreement.
Compared to the financing commitments set forth in the Amended and Restated Debt Commitment Letter, the Amended Credit Facility Agreement provides for a new additional Delayed Draw Term Loan Facility, which is expected to be subject to a lower applicable margin than the loans under the Heartland Incremental Term B Loan Facility. The Delayed Draw Term Loan Facility will have an initial aggregate principal balance of $685 million, which, if drawn at the closing of the Heartland acquisition as expected, will result in a decrease in the anticipated initial aggregate principal balance of the Heartland Incremental Term B Loan Facility to $1.095 billion from the prior $1.78 billion.
Upon consummation of the Company’s acquisition of Heartland pursuant to the Agreement and Plan of Merger entered into on December 15, 2015 (the “Merger Agreement”), certain Heartland subsidiaries and Company subsidiaries will enter into customary joinder and security documents to grant a security interest in certain assets in favor of the Administrative Agent for the benefit of the lenders under the Amended Credit Facility Agreement and certain other secured parties.
Pursuant to the Amended Credit Facility Agreement, 37.5% of the Term Loan Facility must be repaid in equal quarterly installments commencing in November 2016 and ending in May 2020, with the remaining principal balance due upon maturity in July 2020. The Delayed Draw Term Loans must be repaid in quarterly installments in the amounts set forth in the Amended Credit Facility Agreement commencing in August 2016 and ending in May 2020, with the remaining principal balance due upon maturity in July 2020. Each Credit Facility may be prepaid without penalty. Prior to the closing date of the Heartland acquisition, the Amended Credit Facility Agreement provides for an interest rate with respect to borrowings under each of the Credit Facilities, at the election of the borrowers, of either (i) LIBOR plus a margin ranging from 1.0% to 1.75% or (ii) a base rate plus a margin ranging from 0.0% to 0.75%, in each case depending on the Company’s leverage ratio. After the closing date of the Heartland acquisition, the Amended Credit Facility Agreement provides for an interest rate with respect to borrowings under each of the Credit Facilities, at the election of the borrowers, of either (i) LIBOR plus a margin ranging from 1.75% to 2.50% or (ii) a base rate plus a margin ranging from 0.75% to 1.50%, in each case depending on the Company’s leverage ratio. The base rate is the highest of (a) the Federal Funds Effective Rate (as defined in the Amended Credit Facility Agreement) plus 0.50%, (b) the Bank of America prime rate and (c) LIBOR plus 1.0%. The Amended Credit Facility Agreement also provides for a commitment fee that (i) with respect to undrawn commitments under the Revolving Credit Facility is due and payable quarterly in arrears at an applicable rate per annum ranging from (x) 0.10% to 0.25% prior to the closing date of the Heartland acquisition or (y) 0.25% to 0.35% on and after the closing date of the Heartland acquisition, in each case based on the Company’s leverage ratio, and (ii) with respect to commitments under the Delayed Draw Facility (x) is due and payable on the earlier of the closing date of the Heartland acquisition and the last day of the availability period (as defined in the Amended Credit Facility Agreement) at a rate per annum equal to 0.50% and (y) shall accrue commencing on March 31, 2016 through the earlier of the closing date of the Heartland acquisition and the end of the availability period.

The Amended Credit Facility Agreement contains customary affirmative and restrictive covenants, including, among others, financial covenants based on the Company’s leverage and fixed charge coverage ratios. The Amended Credit Facility Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.
The foregoing description of the Amended Credit Facility Agreement is qualified in its entirety by reference to the Amended Credit Facility Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1
First Amendment to the Second Amended and Restated Credit Agreement, First Amendment to the Second Amended and Restated Term Loan Agreement, First Amendment to the Company Guaranties and First Amendment to the Subsidiary Guaranties, dated as of February 26, 2016, by and among the Company and Global Payments Direct, Inc., as borrowers, Bank of America, N.A., as administrative agent, and certain other lenders party thereto.

Important Additional Information Has Been Filed with the SEC

In connection with the Company’s proposed acquisition of Heartland, the Company has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary proxy statement of Heartland that also constitutes a preliminary prospectus of the Company, as well as other relevant documents concerning the proposed acquisition. Heartland will mail the proxy statement/prospectus to its stockholders. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

A free copy of the preliminary proxy statement/prospectus, as well as other filings containing information about the Company and Heartland, may be obtained at the SEC’s website. You may also obtain these documents, free of charge, from the Company at investors.globalpaymentsinc.com or from Heartland by accessing Heartland’s website at www.heartlandpaymentsystems.com/investor-relations. Copies of the preliminary proxy statement/prospectus can also be obtained, free of charge, by directing a request to the Company’s Investor Relations department at Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations, by calling (770) 829-8234, or by sending an e-mail to Investor.Relations@globalpay.com or to Heartland’s Investor Relations department at 90 Nassau Street, Second Floor, Princeton, NJ 08542 by calling (609) 683-3831 or by sending an e-mail to Heartland_ir@gregoryfca.com.

The Company and Heartland and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Heartland stockholders in respect of the proposed acquisition. Information regarding persons who may, under the rules of the SEC, be deemed participants in the solicitation of Heartland stockholders in connection with the proposed acquisition are set forth in the preliminary proxy statement/prospectus filed with the SEC. Information regarding the Global Payments’ directors and executive officers is contained in Global Payments’ Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and its Proxy Statement on Schedule 14A, dated September 25, 2015, which are filed with the SEC. Information regarding Heartland’s directors and executive officers is contained in Heartland’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 27, 2015, which are filed with the SEC.

Forward-Looking Statements

Investors are cautioned that some of the statements we use in this filing contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, the Company cannot guarantee that its plans and expectations will be achieved. Such statements may include, but are not limited to, statements about intentions and expectations regarding the Heartland transaction, pricing and other terms of certain credit facilities, and other statements that are not historical facts. Important factors, among others, that could cause actual events or results to differ materially from those anticipated by the Company’s forward-looking statements or historical performance include the ability to meet closing conditions to the Heartland transaction at all or on the expected terms and schedule, including without limitation the approval of Heartland’s stockholders and other regulatory approvals required for the merger; delay in closing the merger or failure to consummate the merger; and the Company’s ability to accurately predict future market conditions, including without limitation credit market conditions. Additional factors that could cause events or results to differ materially from those anticipated by the Company’s forward-looking statements or historical performance can be found in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, Heartland’s Annual Report on Form 10-K for the year ended December 31, 2015 and each company’s subsequent filings with the SEC. The Company’s forward-looking statements speak only as of the date they are made and should not be relied upon as representing its plans and expectations as of any subsequent date. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	March 1, 2016	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer